Exhibit 99.1

NEWS RELEASE

ICF International Announces Significant Expansion of Credit Facility to $350 Million

FOR IMMEDIATE RELEASE

Polly Shannon, 703.934.3144, pshannon@icfi.com

Lynn Morgen / Betsy Brod, 212.750.5800

lynn.morgen@mbsvalue.com / betsy.brod@mbsvalue.com

FAIRFAX, Va. (Feb. 21, 2008)—ICF International (NASDAQ:ICFI) announced today it has signed an amendment to its credit facility to allow for borrowings of up to $350 million. The second amended and restated Business Loan and Security Agreement will be filed with the Securities and Exchange Commission on Form 8-K and provides for the following modified terms:

•	Increase in the revolving credit facility from $125 million to $275 million;

•	New accordion feature permitting additional revolving credit commitments up to $75 million, subject to bank approval;

•	Total capacity of $350 million between revolving facility commitment and the incremental revolving facility commitment;

•	Favorable pricing grid that lowers the applicable interest rate margins as compared to the existing pricing grid;

•	Removes a borrowing base requirement and provides for less restrictive financial covenants;

•	New 5-year commitment to February 20, 2013; and

•	Permits more flexibility to allow the ICF to grow and to make potential acquisitions.

“This represents a significant expansion to our senior credit facility from $125 million to a potential $350 million,” said Alan Stewart, ICF’s chief financial officer. “The increased borrowing capacity will fund our working capital growth needs and our acquisition strategy.”

RBS Greenwich Capital acted as the sole and exclusive lead arranger and sole and exclusive book running manager of the oversubscribed financing. Citizens Bank of Pennsylvania acted as administrative agent for the bank syndication that includes: Bank of America, N.A., as syndication agent; Citibank, NA, and SunTrust Bank as co-documentation agents; and Commerce Bank, N.A., Branch Bank & Trust Company, HSBC Bank USA, PNC Bank, N.A., and Chevy Chase Bank, N.A., as lenders.

About ICF International

ICF International (NASDAQ: ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,000 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-Looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. Federal Government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, the effects of acceleration of the Program, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy sector of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.

SOURCE: ICF International